UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a‑12
NLIGHT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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nLIGHT, INC.
4637 NW 18th Avenue
Camas, Washington 98607

NOTICE OF CORRECTION

Notice of Correction to the Proxy Statement for the Annual Meeting of Stockholders to be held on June 10, 2025 (the “Annual Meeting”).

This notice sets forth a correction to information contained in the Proxy Statement, dated April 25, 2025 (the “Proxy Statement”), of nLIGHT, Inc. (the “Company”) that was filed with the Securities and Exchange Commission in connection with the solicitation of proxies on behalf of the Company’s board of directors to be voted at the Annual Meeting. The Proxy Statement included an error on page 39 in listing the names of the members of the Company’s compensation committee under the caption “Compensation Committee Report.” Geoffrey Moore was incorrectly listed as a member of the compensation committee and Bandel Carano was incorrectly deleted as a member. This error is corrected in the information below.

“Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis provided above with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2024, and this proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors*:

Bill Gossman (Chair)
Raymond Link
Bandel Carano

*This compensation committee report is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be a part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act."